Exhibit 15.3

Beijing Yingke Law Firm Shenzhen Office

3/F, Tower B, Rongchao Business Center,

No. 6003 Yitian Road, Futian District, Shenzhen,

P.R.China, 518026

Tel: +86-755-36866600

Fax: +86-755-36866661

500.com Building

Shenxianling Sports Center

Longgang District

Shenzhen, 518115

People’s Republic of China

[Confidential]

April 27, 2016

Dear Sir/Madam,

We hereby consent to the reference to our firm under the heading “Organizational Structure” in “Item 4. Information on the Company” in 500.com Limited’s Annual Report on Form 20-F for the year ended December 31, 2015 (the “Form 20-F”), which will be filed with the Securities and Exchange Commission on or around April 28, 2016, and the filing of this consent letter as an exhibit to the Form 20-F.

Yours faithfully,

/s/ Beijing Yingke Law Firm Shenzhen Office